                      FAIRNESS OPINION REPORT PREPARED FOR

                         THE DISINTERESTED COMMITTEE OF

                            THE BOARD OF DIRECTORS OF

                                 PROJECT BRIDGE



                                FEBRUARY 21, 2000

                         [DOUGHERTY & COMPANY LLC LOGO]

THE FOLLOWING INFORMATION IS CONFIDENTIAL AND PROPRIETARY TO DOUGHERTY & COMPANY LLC. THE INFORMATION HAS BEEN PREPARED FOR THE BENEFIT OF THE INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS OF SPANLINK COMMUNICATIONS, INC. AND IS PROVIDED UPON THE UNDERSTANDING THAT ANY PERSON ACCEPTING IT WILL NOT, WITHOUT THE PRIOR PERMISSION OF DOUGHERTY & COMPANY LLC, UTILIZE THE INFORMATION FOR ANY PURPOSE OTHER THAN AS DESCRIBED HEREIN.




                                                  [DOUGHERTY & COMPANY LLC LOGO]

                               TABLE OF CONTENTS



     TAB                                                                                                      PAGE
     ---                                                                                                      ----


      I.      EXECUTIVE SUMMARY..................................................................................1


     II.      STOCK PRICE AND VOLUME DATA........................................................................4


    III.      COMPARABLE PUBLIC COMPANY ANALYSIS.................................................................8


     IV.      ANALYSIS OF COMPARABLE MERGER AND ACQUISITION TRANSACTIONS........................................21


      V.      DISCOUNTED CASH FLOW ANALYSIS.....................................................................29


     VI.      SHARE PRICE MULTIPLES AND ACQUISITION PREMIUMS....................................................34


    VII.      CONCLUSION........................................................................................35


                                                  [DOUGHERTY & COMPANY LLC LOGO]

I.  EXECUTIVE SUMMARY

Dougherty & Company LLC ("Dougherty") has been retained by the Disinterested Committee of the Board of Directors of Spanlink Communications, Inc. ("Spanlink" or the "Company") to render a fairness opinion regarding the proposed offer price of $10.50 per share (the "Offer Price") for the purchase of approximately 53% of the outstanding shares of Spanlink (the "Acquisition"); 47% of which is held by the non-affiliated public shareholders (the "Public Shareholders"), the remaining 6% of outstanding shares represents 10% of the Spanlink management group's (the "Management Group") holdings of Spanlink common stock.

We understand that the Acquisition Transaction is to be financed through a preferred stock investment by Cisco Systems, Inc. ("Cisco") in a new company to be formed by the Management Group and Cisco. The Management Group will contribute all of their remaining stock holdings in Spanlink as equity in the new company. We further understand that the Acquisition Transaction is to take the form of a tender offer followed by a merger assuming a minimum of 66.67% of the Spanlink shares are tendered, including those tendered by management. Furthermore, it is understood that such an obligation to complete a merger would not be in force if more than 5% of the shares held filed dissenting rights claims.

In rendering our fairness opinion of the consideration to be received by the Public Shareholders of Spanlink, Dougherty has reviewed, among other things:

-    A draft of the Purchase Agreement and Plan of Merger dated February 19,
     2000;

-     Unaudited financial data for the year ended December 31, 1999;

                                                 [DOUGHERTY & COMPANY LLC LOGO]

- Audited financial data for the Company for the years ended December 31, 1996 through 1998;

- Certain projected financial information for the Company for the years ending December 31, 2000 through 2004;

- Historical stock price and volume trading information for the Company's shares;

- We held discussions with senior management of the Company (including Brett Shockley, CEO, President and Management Group member) concerning the historical and current operations of the business, its financial condition and prospects, as well as the present strategic and operating issues facing the Company.*

- We have assumed (i) the accuracy of the Company's historical financial statements and (ii) that the financial forecasts as provided by Spanlink's management were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgements of the management of Spanlink.

* The Management Group consists of three officers and founding shareholders, two of which are directors of Spanlink, who collectively hold 2,700,000 shares of Spanlink stock equal to 53% of the outstanding shares, while the Public Shareholders hold the remaining 47%.




                                                  [DOUGHERTY & COMPANY LLC LOGO]
                                       2

Based upon our review of the Company's historical and projected operating performance and certain other qualitative factors associated with the Company, we used three valuation techniques to determine a range of value for the Company.

   -Our methodologies included:

        -A review and comparison of certain financial and stock market data of publicly traded companies deemed by us to be similar to Spanlink's business;

        -A review of recently completed precedent transactions and financial data for control acquisitions in the computer telephony/call center industry;

        -A discounted cash flow analysis of the Company including sensitivity analyses utilizing a range of assumptions;

   Based on our analysis and review as presented in this report, in our opinion, the Offer Price and the Acquisition Transaction, taken together, are fair from a financial point of view to the Public Shareholders of Spanlink.



                                                  [DOUGHERTY & COMPANY LLC LOGO]
                                       3

II. STOCK PRICE AND VOLUME DATA

    Spanlink has been a public company since April 24, 1996 and is traded on the Nasdaq Stock Market. A total of 7.77 million shares traded during 1999, equal to 152% of the outstanding shares and 268% of the public float. The 30 day, 60 day, 90 day and one-year average daily volume of Spanlink shares were 87,125; 86,747; 99,061; and 32,364; respectively.

    The high and low per share bid price of Spanlink common stock during the last twelve months (LTM) ended February 18, 2000, was $9.88 and $2.00, respectively. Over the last three months, Spanlink's bid price per share increased 228% from $2.94 on November 18, 1999 to $9.63 on February 18, 2000. This latest closing bid price is 141% higher than the IPO price of $4.00 (on April 29, 1996).




                                                  [DOUGHERTY & COMPANY LLC LOGO]

                            SUPPLEMENTAL STOCK PRICE
                                AND VOLUME DATA


                                                  [DOUGHERTY & COMPANY LLC LOGO]

                          Spanlink Communications, Inc.
                                Price and Volume

                          Daily: 2/18/1999 to 2/18/2000


                                       5
                                                  [DOUGHERTY & COMPANY LLC LOGO]

[LINE CHART]

                         [DOUGHERTY & COMPANY LLC LOGO]


       Date           Open         High        Low         Close      Volume
     18-Feb-00       9.9375     10.1875       9.625        9.875      126200
     17-Feb-00       9.5625          10       9.375         9.75      224600
     16-Feb-00        10.25       10.25        9.25          9.5      145300
     15-Feb-00            9       10.75           9       10.125      311500
     14-Feb-00       8.1875      9.3125      8.0625            9      148500
     11-Feb-00            8         8.5           8       8.0625       45200
     10-Feb-00       8.3125       8.375       7.875        7.875       64100
      9-Feb-00       8.3125      8.3125       7.625       7.6875       46900
      8-Feb-00            8         8.5           8        8.125       48000
      7-Feb-00       7.9375        8.25         7.5       8.1875       51800
      4-Feb-00          7.5         8.5        7.25       8.0625       92500
      3-Feb-00       7.0625         7.5           7         7.25       23900
      2-Feb-00         7.25        7.25        6.75        7.125       16900
      1-Feb-00        6.625           7        6.25            7       14300
     31-Jan-00         7.25         7.5       6.625         7.25       19000
     28-Jan-00       7.6875      7.6875           7        7.125       28800
     27-Jan-00       7.8438      7.9375       7.625        7.625       36500
     26-Jan-00       8.2031      8.3125         7.5         7.75       58600
     25-Jan-00            8        8.25      7.5938       8.1875      111500
     24-Jan-00         7.25       8.375      6.9375            8      316500
     21-Jan-00         5.75         6.5        5.75          6.5       44700
     20-Jan-00         6.25         6.5        5.75       5.7812       48300
     19-Jan-00       6.5625      6.5625        6.25        6.375       35700
     18-Jan-00       6.5938       6.875        6.25        6.375       31700
     14-Jan-00       6.4688           7       6.375       6.6875       31700
     13-Jan-00        7.375         7.5           6       6.5625       69500
     12-Jan-00         7.25         7.5       7.125         7.25       41000
     11-Jan-00       7.7344        7.75        7.25        7.375       48700
     10-Jan-00         7.75       7.875         7.5       7.6875       49500
      7-Jan-00       7.8125       7.875       7.625        7.875       70400
      6-Jan-00       7.1406           8       6.875       7.5625       87300
      5-Jan-00       7.5938        7.75      7.0625         7.75       68000
      4-Jan-00       7.4219       7.875        6.75            7      128600
      3-Jan-00            8        8.25       6.625         7.25      244900
     31-Dec-99       6.7812           8      6.7812        7.875      164900
     30-Dec-99       5.7188        7.25      5.6875        6.875      242800
     29-Dec-99         5.75        5.75         5.5         5.75       43800
     28-Dec-99       5.7812           6       5.375       5.5625       32000
     27-Dec-99       5.4375        5.75        5.25        5.625       96900
     23-Dec-99       5.3125        5.75        5.25        5.625       57700
     22-Dec-99        5.625       5.625        5.25        5.375       61000
     21-Dec-99          5.5       5.625        5.25          5.5       25900
     20-Dec-99        5.625      5.8125        5.25       5.2812       74500
     17-Dec-99       5.4375         5.5        5.25       5.3125       14300
     16-Dec-99        5.375         5.5           5         5.25       88500
     15-Dec-99       5.0625       5.375      4.9375         5.25       79800
     14-Dec-99       5.0312       5.125      4.9375        5.125       32100
     13-Dec-99       4.8125      5.1875       4.625            5       91200
     10-Dec-99         4.75      4.9375       4.625        4.625       29300
      9-Dec-99        4.875           5      4.6562       4.8125       46800
      8-Dec-99       4.9375      4.9375      4.6875        4.875       25600
      7-Dec-99       4.8125           5        4.75         4.75       42400
      6-Dec-99       5.3125       5.375        4.75        4.875       70200
      3-Dec-99       4.9062        5.25       4.625         5.25       66300
      2-Dec-99       4.8438      5.1875        4.75       4.9375       95500
      1-Dec-99       5.1875      5.1875      3.6875         4.75      180600
     30-Nov-99            6           6        4.75        5.125      358000
     29-Nov-99        3.875           8      3.7812            6     1057300
     26-Nov-99          3.5       3.875         3.5        3.875       48600
     24-Nov-99       3.4375       3.625      3.4375          3.5       19300
     23-Nov-99        3.375         3.5        3.25        3.375       30000
     22-Nov-99        3.375         3.5      2.8125       3.1875       86500
     19-Nov-99            3      3.4375      2.9688       3.4375      122700
     18-Nov-99        2.875           3       2.875            3       24800
     17-Nov-99       2.8438           3         2.5         2.75       98600
     16-Nov-99       2.5625      3.0625      2.5625       2.6875       47400
     15-Nov-99       2.5938      2.5938      2.5625       2.5625        8000
     12-Nov-99        2.625      2.6875      2.5625       2.5625       21300
     11-Nov-99          2.5       2.625      2.3125       2.5469       10000
     10-Nov-99       2.4375         2.5       2.375          2.5        3800
      9-Nov-99       2.4375      2.5625      2.3125          2.5        8500
      8-Nov-99        2.375         2.5        2.25          2.5       26000
      5-Nov-99       2.3125       2.375        2.25         2.25        3000
      4-Nov-99       2.3125       2.375        2.25        2.375       10600
      3-Nov-99       2.3125       2.375      2.1875       2.3125       24900
      2-Nov-99        2.125       2.375       2.125       2.3125       55100
      1-Nov-99       2.0625      2.1875      2.0625       2.1875        4000
     29-Oct-99        2.125      2.1875      2.0625       2.1875        2000
     28-Oct-99        2.375       2.375           2       2.0625       18500
     27-Oct-99       2.3125       2.625      2.1875       2.1875       61000
     26-Oct-99            2      2.3125           2       2.3125        2500
     25-Oct-99            2      2.1875           2            2        1600
     22-Oct-99       2.0625      2.0625           2       2.0625        1000
     21-Oct-99       2.0625      2.0625      2.0625       2.0625        3300
     20-Oct-99       2.1406      2.1562           2       2.0625        4300
     19-Oct-99       2.0625      2.0625      2.0625       2.0625        3000
     18-Oct-99       2.2188      2.3125      2.0625       2.3125       18200
     15-Oct-99       2.0625      2.1875      2.0625        2.125        3100
     14-Oct-99          2.5         2.5       2.125        2.125       16900
     12-Oct-99       2.4375      2.5625      2.4375          2.5       14400
     11-Oct-99       2.4688      2.4688      2.4375       2.4375        2200
      8-Oct-99       2.4375      2.4375      2.4375       2.4375        1000
      7-Oct-99          2.5         2.5         2.5          2.5         200
      6-Oct-99       2.5469      2.5469      2.4375       2.4375        5200
      5-Oct-99       2.3125      2.8125      2.3125          2.5       23000
      4-Oct-99       2.4375      2.4688       2.375       2.4688       12000
      1-Oct-99       2.6875        2.75         2.5          2.5        6900
     30-Sep-99        2.625        2.75       2.625         2.75         500
     29-Sep-99       2.5625        2.75      2.5625       2.6875        2400
     28-Sep-99         2.75      2.8125         2.5       2.8125       16600
     27-Sep-99         2.75       2.875      2.5625       2.8281        8800
     24-Sep-99       2.6875      2.6875       2.625        2.625        4500
     23-Sep-99        2.625       2.875       2.625        2.625        3900
     22-Sep-99       2.8125      2.8125       2.625        2.625        5800
     21-Sep-99       2.7812      2.7812        2.75         2.75        4700
     20-Sep-99       2.8125           3        2.75        2.875       11400
     17-Sep-99       2.8125           3        2.75         2.75       11100
     16-Sep-99         2.75      2.9688        2.75       2.9688        8000
     15-Sep-99       2.7188       2.875      2.6875         2.75       31400
     14-Sep-99        2.625      2.6875       2.625       2.6875        1100
     13-Sep-99        2.625      2.8125       2.625       2.8125        9300
     10-Sep-99        2.625      2.8125       2.625       2.8125        5000
      9-Sep-99        2.625      2.8125      2.5625       2.8125       12300
      8-Sep-99       2.6875        2.75       2.625        2.625        7100
      7-Sep-99         2.75      2.8125       2.625       2.8125       14000
      3-Sep-99         2.75        2.75        2.75         2.75        1000
      2-Sep-99         2.75       2.875        2.75         2.75        2400
      1-Sep-99         2.75        2.75        2.75         2.75         500
     31-Aug-99         2.75       2.875        2.75        2.875        5200
     30-Aug-99       2.6875      2.6875      2.6875       2.6875        2000
     26-Aug-99         2.75       2.875        2.75        2.875        2500
     25-Aug-99         2.75        2.75        2.75         2.75        3800
     24-Aug-99       2.8125       2.875        2.75        2.875        3600
     23-Aug-99         2.75      2.8125        2.75       2.8125        7700
     20-Aug-99       2.8125      2.8125      2.8125       2.8125         600
     19-Aug-99        2.875       2.875       2.875        2.875         200
     18-Aug-99       2.8125      2.8125      2.8125       2.8125        3100
     17-Aug-99       2.9375      2.9375      2.8125       2.8125        1300
     16-Aug-99        2.875       2.875       2.875        2.875         100
     13-Aug-99       2.8125      2.9375      2.8125       2.9375        2700
     12-Aug-99       2.8125       2.875      2.8125        2.875        2600
     11-Aug-99       2.9375      2.9375      2.8125       2.9375        1300
     10-Aug-99        2.875      2.9375       2.875        2.875        4100
      9-Aug-99       3.0312      3.0312       2.875        2.875       15700
      6-Aug-99            3           3      2.9375       2.9375        5600
      5-Aug-99            3           3           3            3       12200
      4-Aug-99       3.0625       3.125           3            3       18700
      3-Aug-99        3.125       3.125           3            3        2900
      2-Aug-99            3       3.125           3        3.125        3200
     30-Jul-99            3       3.125           3        3.125        5200
     29-Jul-99       2.9375      3.0625       2.875            3       16700
     28-Jul-99        2.875      3.0625       2.875            3       18600
     27-Jul-99       2.9375      3.0625       2.875       3.0625       10300
     26-Jul-99        2.875      3.0625       2.875       3.0625       19600
     23-Jul-99       3.0156      3.0625      2.9375       3.0625        7900
     22-Jul-99        2.875      3.0938       2.875       3.0938        7000
     21-Jul-99        3.125      3.1875       2.875        3.125       14600
     20-Jul-99       3.1562      3.1875      3.0625       3.0625        4500
     19-Jul-99         3.25        3.25      3.0625       3.2188       11400
     16-Jul-99        3.125       3.125      3.0625       3.0625        2700
     15-Jul-99       3.1094      3.1094      3.0625       3.0625        1600
     14-Jul-99       3.1875      3.1875           3            3        4000
     13-Jul-99       3.1875      3.1875      3.1875       3.1875         100
     12-Jul-99       3.0312      3.1875      3.0312       3.1875        1300
      9-Jul-99            3      3.2188           3       3.2188        2600
      8-Jul-99            3      3.2188           3            3        1600
      7-Jul-99         3.25       3.375           3            3       20500
      6-Jul-99         3.25        3.25           3         3.25        3600
      2-Jul-99            3        3.25           3         3.25       19200
      1-Jul-99            3       3.125           3            3        6700
     30-Jun-99            3           3           3            3        2200
     29-Jun-99            3           3           3            3        4600
     28-Jun-99         3.25        3.25           3            3        1100
     25-Jun-99            3      3.2188           3       3.2188       11600
     24-Jun-99            3        3.25           3         3.25       19700
     23-Jun-99       3.1562      3.1562           3            3       18200
     22-Jun-99       3.1875      3.1875      3.1875       3.1875         100
     21-Jun-99        3.375       3.375       3.125        3.125         200
     18-Jun-99        3.125         3.5       3.125          3.5        2800
     17-Jun-99        3.125        3.25       3.125         3.25        4000
     16-Jun-99       3.1875        3.25      3.1875         3.25        1700
     14-Jun-99         3.25        3.25      3.0625         3.25       10500
     11-Jun-99       3.0625        3.25           3         3.25       20700
     10-Jun-99       3.0312      3.0312      2.9375            3        3900
      9-Jun-99       3.1875      3.1875       2.875            3        3500
      8-Jun-99            3           3           3            3        2900
      7-Jun-99       2.9375      3.1875       2.875            3       35500
      4-Jun-99        2.875           3       2.875        2.875       10400
      3-Jun-99            3           3       2.875            3        3800
      2-Jun-99       2.9375           3      2.9375            3       14600
      1-Jun-99       2.9688           3      2.8125        2.875       32400
     28-May-99       2.9219           3        2.75            3       34600
     27-May-99       2.9062      2.9375        2.75         2.75        5500
     26-May-99       2.3125      2.9375        2.25        2.875       13300
     25-May-99        2.875           3        2.75            3       13400
     24-May-99        2.875           3       2.875            3       14200
     21-May-99            3           3      2.8125            3       16400
     20-May-99            3           3        2.75        2.875        5100
     19-May-99       2.8125       2.875        2.75        2.875       33300
     18-May-99       2.9375      2.9375      2.8125        2.875        2700
     17-May-99        2.875           3       2.875        2.875       11100
     14-May-99        2.875           3       2.875            3       27600
     13-May-99       2.9375      2.9375      2.8125       2.9375        6600
     12-May-99       2.9375      2.9375      2.8125       2.9375        8300
     11-May-99       2.8125      2.9375      2.8125       2.9375       13300
     10-May-99        2.875      2.9375      2.8125       2.9375       37600
      7-May-99       2.9375      2.9375      2.9375       2.9375        1000
      6-May-99        2.875      2.9375      2.8125       2.9375       18600
      5-May-99       2.9375      2.9375      2.8125       2.9375        4400
      4-May-99       2.9375      2.9375      2.9375       2.9375         700
      3-May-99       2.8125      2.9375      2.8125       2.9375        5500
     30-Apr-99       2.9375      2.9375      2.8125       2.8125        5700
     29-Apr-99       2.8125      2.9375      2.8125       2.9375       24800
     28-Apr-99        2.875      2.9375      2.8125       2.9375       13700
     27-Apr-99       2.8125      2.9375      2.8125        2.875        1800
     26-Apr-99       2.9375      2.9375      2.8125       2.9375        3400
     23-Apr-99       2.8125      2.9375      2.8125       2.9375       11300
     22-Apr-99       2.9375      2.9375      2.9375       2.9375        1200
     21-Apr-99       2.8125      2.9375      2.8125       2.9375       10200
     20-Apr-99       2.8125      2.9375      2.8125       2.9375        4800
     19-Apr-99       2.8125      2.9375      2.8125       2.9375       10700
     16-Apr-99        2.875           3      2.8125       2.9375       22900
     15-Apr-99        3.125        3.25        2.75            3       43800
     14-Apr-99       3.3125      3.4375        3.25         3.25       13900
     13-Apr-99       3.3125      3.4375      3.3125       3.3125        9400
     12-Apr-99          3.5         3.5      3.3125       3.3125       22600
      9-Apr-99         3.25       3.375        3.25        3.375        5000
      8-Apr-99        3.375       3.375        3.25         3.25        3700
      7-Apr-99         3.25        3.25        3.25         3.25        7000
      6-Apr-99       3.3125         3.5        3.25         3.25       19100
      5-Apr-99        3.375         3.5      3.3125       3.3125       11200
      1-Apr-99          3.5         3.5       3.375        3.375        2000
     31-Mar-99          3.5         3.5       3.375        3.375         800
     30-Mar-99       3.4375      3.4375      3.4375       3.4375        1000
     29-Mar-99          3.5         3.5       3.375        3.375        5000
     26-Mar-99       3.3125         3.5      3.3125        3.375        4900
     25-Mar-99        3.375       3.375        3.25        3.375       18300
     24-Mar-99       3.4375         3.5        3.25        3.375       20300
     23-Mar-99        3.375       3.375       3.375        3.375        4600
     22-Mar-99          3.5         3.5       3.375        3.375        2500
     19-Mar-99        3.375         3.5      3.3125        3.375       33100
     18-Mar-99        3.375       3.625       3.375        3.375        3000
     17-Mar-99       3.5625      3.5625       3.375        3.375        1600
     16-Mar-99        3.375       3.375        3.25        3.375         500
     15-Mar-99        3.375         3.5       3.375        3.375        3800
     12-Mar-99          3.5         3.5       3.375        3.375         900
     11-Mar-99       3.5625      3.5625       3.375        3.375        1400
     10-Mar-99        3.625       3.625       3.375          3.5        2500
      9-Mar-99       3.4375      3.4375      3.4375       3.4375        3300
      8-Mar-99          3.5       3.625       3.375          3.5        4200
      5-Mar-99        3.375      3.5625       3.375       3.5625        2300
      4-Mar-99       3.1875         3.5      3.1875          3.5        8200
      3-Mar-99        3.625       3.625       3.125        3.375       12900
      2-Mar-99        3.625       3.625      3.1875        3.375       19100
     26-Feb-99       3.4375         3.5       3.375          3.5        1300
     25-Feb-99        3.375      3.5625       3.375       3.5625         600
     24-Feb-99        3.375       3.625       3.375        3.625         600
     23-Feb-99          3.5       3.625       3.375          3.5       12500
     22-Feb-99         3.75        3.75       3.375        3.625       15900
     19-Feb-99         4.25        4.25         3.5        3.875       36200
     18-Feb-99        4.125        4.25       4.125         4.25        3800



                                                  [DOUGHERTY & COMPANY LLC LOGO]
Source: Big Charts.com

----------------------------------------------------------------------------------------
    PRICE                                VOLUME
                 2/14        2/15         2/16        2/17        2/18        Total
----------------------------------------------------------------------------------------
       10 3/4                   4,700                                             4,700
     10 23/32                   1,700                                             1,700
     10 11/16                     200                                               200
       10 5/8                   1,100                                             1,100
     10 19/32                     400                                               400
     10  9/16                     100                                               100
       10 1/2                   4,400                                             4,400
     10  7/16                   2,500                                             2,500
     10 13/32                     500                                               500
       10 3/8                   4,400                                             4,400
     10  5/16                   1,700                                             1,700
       10 1/4                   8,500          800                                9,300
     10  3/16                   1,600          400                     400        2,400
       10 1/8                   4,600        4,700                   2,200       11,500
     10  1/16                   5,800                                  100        5,900
           10                  16,800       15,400      10,400      46,900       89,500
      9 15/16                   7,100        6,000      17,500      29,900       60,500
        9 7/8                   7,300       15,700     102,300      27,100      152,400
      9 27/32                                              300         100          400
      9 13/16                   1,600       17,100      28,700                   47,400
        9 3/4                   5,800       22,000      44,300       5,100       77,200
      9 11/16                  17,600        6,700      13,400       4,600       42,300
      9 21/32                   1,000                                             1,000
        9 5/8                  34,200       25,700       1,600       7,300       68,800
      9 19/32                     200                                               200
      9  9/16                   2,100          300         100                    2,500
        9 1/2                  59,200       21,000       5,600                   85,800
       9 7/16                  20,100          900                               21,000
        9 3/8                  31,300        2,200         400                   33,900
      9 11/32                     100                                               100
      9  5/16                   1,900                                             1,900
        9 1/4                  39,500        3,000                               42,500
      9  3/16                     500                                               500
      9  5/32                   3,200                                             3,200
        9 1/8                   8,100                                             8,100
            9                   1,700                                             1,700
        8 3/4       2,000                                                         2,000
      8 11/16      13,100                                                        13,100
        8 5/8      17,200                                                        17,200
      8 33/64                                  800                                  800
        8 1/2      33,900                                                        33,900
        8 3/8       9,100                                                         9,100
      8  5/16         700                                                           700
        8 1/4       3,500                                                         3,500
      8  3/16       8,000                                                         8,000
      8  1/16         200                                                           200
----------------------------------------------------------------------------------------

                                                  [DOUGHERTY & COMPANY LLC LOGO]

III. COMPARABLE PUBLIC COMPANY ANALYSIS

The Comparable Public Company Analysis involves comparing certain fundamental data and performance measures of Spanlink to a group of publicly traded peers to determine an implied market trading value of a minority interest.

We reviewed information on business operations, financial performance and valuation multiples for publicly traded companies in the computer telephony/call center industry and selected six companies as a basis for comparison.

Based on our analysis, we noted the following dissimilarities between Spanlink and the comparable public companies:

     - Spanlink had the lowest level of market capitalization at $46.1 million;
     - Spanlink had the lowest revenue base at $11.3 million;
     - Spanlink had the lowest stockholders' equity and cash at $2.9 million and $100,000, respectively;

                                                  [DOUGHERTY & COMPANY LLC LOGO]

     - Spanlink and Syntellect each reported a net loss for the latest twelve months while the other five companies reported profits. All six of the comparable companies are estimated to produce profits in 2000. In contrast, Spanlink is estimated by management to report a loss.

Due to Spanlink's current and estimated losses and negligible operating cash flow, the only meaningful financial measure to capitalize is Spanlink's LTM revenue. In selecting an appropriate enterprise value to revenue multiple to apply to Spanlink's LTM revenue, we applied discounts ranging from 20% to 40% to the 4.7x median multiple of the comparable public companies.

In estimating an appropriate discount to apply to the peer group mean and median revenue multiple, we examined the relationship of revenue multiples to the following factors:


     -LTM EBITDA margin
     -Market capitalization
     -LTM revenue base
                                                  [Dougherty & Company LLC Logo]

For all three factors there was generally a positive relationship between the magnitude of EBITDA margins, market capitalization and revenue size and the revenue multiples. Based on this evidence, we concluded that discounts to the median multiple of the comparative group of 20% to 40% were reasonable for valuing Spanlink.

Applying discounted multiples of 2.7x to 3.8x to Spanlink's LTM revenue of $11.3 million and then subtracting net debt of $1.0 million, produced a range of common stock values of $5.98 to $8.19 per share.


                                                  [DOUGHERTY & COMPANY LLC LOGO]

PROJECT BRIDGE

MARKET COMPARISON OF SELECTED PUBLIC COMPANIES
 (dollars in millions, except per share data)

----------------------------------------------------------------------------------------------------------------------------------
                                                                               Price  Earnings Per Share (a) Price/Earnings Ratio
                                              Latest     52 Week      Price   As % Of ---------------------- ---------------------
Company Name (Ticker)                 FYE     Quarter  High     Low 02/18/00   High    LTM    1999    2000    LTM  1999   2000
------------------------------------------------------------------------------------------------------------ ---------------------
Syntellect, Inc. (SYNL)               Dec      9/99    $5.44   $1.00   $4.81    88.4% ($0.13) $0.00   $0.18     nm   nm     26.7
Remedy Corporation (RMDY)             Dec      9/99    57.63   10.50   54.63    94.8%   1.01   1.31    1.69    54.1  41.7   32.3
Davox Corporation (DAVX)              Dec      9/99    33.25    5.94   31.44    94.6%   0.85   0.60    0.88    37.0  52.4   35.7
eShare Technologies, Inc. (ESHR)      Dec      9/99    29.13    3.44   17.13    58.8%   0.42  (0.19)   0.44    40.8  nm     38.9
Intervoice-Brite, Inc. (INTV)         Feb     11/99    36.00    8.94   36.69   101.9%   0.76   0.75    1.18    48.3  48.9   31.1
Aspect Communications, Inc. (ASPT)    Dec      9/99    69.94    6.00   59.19    84.6%   0.33  (0.34)   0.41   179.4  nm    144.4
                                                                                                              --------------------
                                                                                                       Mean    45.0  47.7   33.0
                                                                                                       Median  44.5  41.7   32.3


Spanlink Communications, Inc
 (SPLK)(c)Dec                                  9/99    $9.63   $2.00   $9.63   100.0% ($0.07)($0.03)     na      nm    nm     nm


OTC Composite                                        4485.63 2259.03 4411.74   98.4%
Russell 2000 Index                                    558.42  383.37  545.68   97.7%




                                                                           Book
                                                                (b)       Value   Market
                                                   Shares      Market      Per    Value/   Div.
                                                    Out.        Valu      Share    BVPS    Yield
                                                   ---------------------------------------------
Syntellect, Inc. (SYNL)                            12.08         $58.1     $1.18     4.1     nm
Remedy Corporation (RMDY)                          31.02       1,694.6      2.17    25.2     nm
Davox Corporation (DAVX)                           13.21         415.3      5.09     6.2     nm
eShare Technologies, Inc. (ESHR)                   21.32         365.1      2.45     7.0     nm
Intervoice-Brite, Inc. (INTV)                      32.08       1,177.0      3.19    11.5     nm
Aspect Communications, Inc. (ASPT)                 48.64       2,879.0      5.63    10.5     nm
                                                                                    -----------
                                                                                    10.7     nm
                                                                                     8.8     nm


Spanlink Communications, Inc (SPLK) (c)             5.12         $49.3     $0.57    17.0     nm

NOTES
-------------
(a) LTM = latest 12 months -- used LTM data if at least 6 months from fiscal year-end (excludes extraordinary or one-time gains/losses) 1999 estimate and 2000 projection based on average of all estimates (reported by IBES International, Inc.)
(b) Market Value = price times common shares outstanding (excludes options, convertibles and other common stock equivalents)
(c) Dougherty research dept. estimate as published
Italicized data excluded from calculation nm -- not meaningful na -- not available

PROJECT BRIDGE

MARKET COMPARISON OF SELECTED PUBLIC COMPANIES
 (dollars in millions)

-------------------------------------------------------------------------------------------------------------------------------

                                         (a)              (b)           LTM                               Enterprise Value to:
                                        Total     Total   Ent.   ----------------------   EBIT    EBITDA  ---------------------
Company Name (Ticker)                    Debt     Cash   Value   Rev.    EBIT    EBITDA  Margin   Margin  Rev.   EBIT   EBITDA
-------------------------------------------------------------------------------------------------------------------------------
Syntellect, Inc. (SYNL)                   $0.6    $7.1   $51.6   $49.1   ($2.9)  ($0.6)  -6.0%    -1.2%   1.1     nm      nm
Remedy Corporation (RMDY)                  0.4   138.6 1,556.4   206.4    34.8    45.3   16.9%    21.9%   7.5    44.7    34.4
Davox Corporation (DAVX)                   0.0    57.6   357.7    85.8     7.8    11.3    9.1%    13.2%   4.2    45.9    31.7
eShare Technologies, Inc. (ESHR)           0.3    22.3   343.1    98.2     9.0    12.4    9.2%    12.6%   3.5    38.1    27.7
Intervoice-Brite, Inc. (INTV)            125.0    38.3 1,263.7   240.8    (4.0)   29.2   -1.7%    12.1%   5.2     nm     43.3
Aspect Communications, Inc. (ASPT)       160.7   225.1 2,814.6   477.0   (22.1)   17.8   -4.6%     3.7%   5.9     nm    158.1
                                                                                         --------------------------------------
                                                                                 Mean     3.8%    10.4%   4.6    42.9    34.2
                                                                                 Median   3.7%    12.4%   4.7    45.9    33.0


Spanlink Communications, Inc (SPLK)       $1.7  $0.10    $50.9   $11.3  ($0.23)  $0.32   -2.0%     2.8%   4.5     nm    159.0




                                     ------------------------------------------------------------
                                                                   1999 vs.    (d)      2000 P/E/
                                            3 Year CAGR (c)         2000e   Est. 5 yr    Est. 5 yr
                                     ---------------------------   Net. Inc  Net. Inc   Net. Inc.
                                      Rev.   EBIT  EBITDA    EPS    Growth    Growth     Growth
                                     ------------------------------------------------------------
Syntellect, Inc. (SYNL)              -3.9%    nm      nm      nm      nm        5.0%     534.4%
Remedy Corporation (RMDY)            36.8%   21.2%   33.3%  34.3%    29.0%     26.7%     121.1%
Davox Corporation (DAVX)             17.0%   -6.9%   -0.4%   7.2%    46.7%     20.6%     173.4%
eShare Technologies, Inc. (E         27.4%   10.3%   20.8%    nm   -331.6%     30.0%     129.7%
Intervoice-Brite, Inc. (INTV         31.9%    nm      9.4%  41.4%    57.3%     18.3%     169.9%
Aspect Communications, Inc.          15.6%    nm      nm      nm   -220.6%     52.0%     277.6%
                                     ------------------------------------------------------------
                                     20.8%    1.1%   15.8%  27.6%   -83.8%     25.4%     234.4%
                                     22.2%   10.3%   15.1%  34.3%    29.0%     23.7%     171.7%


                                     27.9%      nm    nm      nm   -100.0%     40.0%       nm

NOTES
-------------
EBIT = earnings before interest and taxes (excludes interest income)
EBITDA = earnings before interest, taxes and depreciation & amortization
(a) Total debt includes interest bearing debt plus capital lease obligations
(b) Enterprise value defined as market value of equity plus total debt, minority interest and preferred stock less cash and marketable securities
(c) As reported by IBES International, Inc.
CAGR = compound annual growth rate (rate computed for less than three years if losses occurred)
Italicized data excluded from calculation nm -- not meaningful na -- not available

PROJECT BRIDGE

VALUATION SUMMARY

Implied Valuation Analysis Utilizing Comparable Public Companies
 (dollars in millions, except per share)

-----------------------------------------------------------------------------------------------------------------------------------
                                              MEDIAN  MULTIPLES OF COMPARABLE PUBLIC COMPANIES - DISCOUNTED 40%
                          ---------------------------------------------------------------------------------------------------------
                                                                      IMPLIED            DEBT             IMPLIED
                          SPLK             ENTERPRISE VALUE/          ENTERPRISE         LESS             EQUITY            PER
VALUATION PARAMETER       DATA             LTM REVENUES               VALUE              CASH             VALUE             SHARE
-------------------       ------           ----------------           ----------         ------           -------        ---------
LTM Revenues                $11.3              2.8 x                     $31.6              1.0             $30.6            $5.98




                                               MEDIAN  MULTIPLES OF COMPARABLE PUBLIC COMPANIES - DISCOUNTED 20%
                          ---------------------------------------------------------------------------------------------------------
                                                                      IMPLIED            DEBT             IMPLIED
                          SPLK             ENTERPRISE VALUE/          ENTERPRISE         LESS             EQUITY            PER
VALUATION PARAMETER       DATA             LTM REVENUES               VALUE              CASH             VALUE             SHARE
-------------------       ------           ----------------           ----------         ------           -------        ---------
LTM Revenues                $11.3              3.8 x                     $42.9              1.0             $41.9            $8.19


NOTES
_______________________________
na = not available
nm = not meaningful
All company financial data available at time of the initial announcement Purchase Price = consideration paid for common stock
Enterprise Value = Purchase price plus debt less cash
Transactions represent change of corporate control
Unaffected price is trading price 5 days and one month prior to initial announcement of the proposed transaction
Premium is based on the percent that the transaction price exceeds the stock trading price 5 days and one month prior to announcement of the transaction

Market Capitalization ($ in millions)



        46.1    58.1    412.8   509.1   1040.4  1681    3246.7
SPLK    4.2
SYNL            1.1
DAVX                    4.1
ESHR                            5
INTV                                    4.7
RMDY                                            7.5
ASPT                                                    6.7


                                                  [DOUGHERTY & COMPANY LLC LOGO]

LTM EBITDA Margin



        -0.012  0.028   0.037   0.121   0.126   0.132   0.219
SYNL    1.1
SPLK            4.2
ASPT                    6.7
INTV                            4.7
ESHR                                    5
DAVX                                            4.1
RMDY                                                    7.5


                                                  [DOUGHERTY & COMPANY LLC LOGO]

LTM Revenue ($ in millions)


            49.1    85.8    98.2    206.4   240.8   477
SPLK    4.2
SYNL            1.1
DAVX                    4.1
ESHR                            5
RMDY                                    7.5
INTV                                            4.7
ASPT                                                    6.7


                                                  [DOUGHERTY & COMPANY LLC LOGO]

                     TWELVE MONTH INDEXED COMPARABLE PUBLIC
                        COMPANY STOCK PRICE PERFORMANCE

                                  [LINE GRAPH]



SPLK    100    91.2    82.4    79.4    79.4    79.4    79.4    79.4    69.1    69.1    66.2    69.1    70.6    70.6    70.6   67.6
ESHR    100   103.8   113.2    99.6    94.7    71.4    72.2    76.3    77.1    80.1    72.2    74.4    72.9    78      96.2   87.6
INTV    100    98.6    82.5    95.7    92.9    94.3    90.5    86.3    71.1    80.6    75.8    75.6    73.9    86.7    91.5   84.4
ASPT    100   103.7   112.8   109.2   102.8   101.8    93.6    99.1    97.2    89.9   100.5   117     107.3   108.3   125.7  124.8
SYNL    100    90.9    88.6    84.1    70.5    65.9    52.3    52.3    52.3    50      54.5    53.4    59.1    52.3    63.6   54.5
RMDY    100   102.2   101.5    95.1    79      73.5    69.8    74.1    63.3    68.5    78.4    86.4    89.2    87.7    93.8   93.8
DAVX    100   100.7   100.7    90.5    81.8    71.5    77.4    75.2    73.7    94.9   106.6    99.3    96.4    94.2    92     97.8

SPLK    100    76.5    82.4    75.7    76.5    75.7    72.1    72.1    73.5    69.1    69.1    66.2    67.6    64.7    66.2   64.7
ESHR    100    91.7    87.2    74.1    78.6    75.6    71.1    70.7    63.9    69.2    60.5    57.5    54.5    53.8    62.4   58.8
INTV    100   101.4    97.9   100.9    92.9   104.7   110.9   119     107.1   114.7   108.1   106.2   106.6   113.5    91.9   93.8
ASPT    100   129.4   148.6   139.4   140.4   145.9   165.1   167     151.4   165.1   167.9   162.4   164.2   161.5   165.1  204.6
SYNL    100    54.5    50      52.3    47.7    45.5    43.2    46.6    54.5    59.1    70.5    72.7    73.9    81.8    89.8   75
RMDY    100    93.8    92.3    98.5   104.6   108     132.1   130.2   135.5   134.6   101.9   102.5   122.8   122.5   121    127.2
DAVX    100   108.8   103.6   135     132.1   146     163.5   165     175.2   188.3   172.3   165     154.7   175.9   162.8  156.9

SPLK    100    61.8    58.8    57.4    50      48.5    51.5    52.9    60.3    80.9    91.2   123.5   108.8   125     132.4  185.3
ESHR    100    51.9    48.1    46.6    57      43.6    41.4    29.3    22.9    52.8    63.2    63.5    52.6    59.4    88    138.3
INTV    100    84.4    80.6    81.5    85.8    84.1    72.7    93.8   106.6   112.3   120.9   119.4   117.5   122.7   147.4  172.5
ASPT    100   225.7   222.9   249.1   276.6   273.4   328.4   369.7   458.7   458.7   635.8   561.5   552.3   559.6   513.8  483.5
SYNL    100    77.3    84.1    79.5    79.5    79.5    77.3    56.8    75      77.3    84.1    81.8    88.6   104.5   102.3  104.5
RMDY    100   137     138.3   128.7   139.5   130.9   143.2   171.6   212.3   199.2   179.3   189.2   178.1   205.6   220.7  223.3
DAVX    100   144.5   118.2   148.2   173     165     162     150.4   170.8   185.4   197.1   198.5   280.3   245.3   275.9  239.4

SPLK    100   185.3   157.4   152.9   167.6   189.7   189.7   211.8   211.8
ESHR    100   102.6   109     101.1   113.5   101.5   122.6   142.1   145.5
INTV    100   176.3   180.6   203.8   216.1   203.1   209.5   255     248.8
ASPT    100   574.3   550.5   712.8   821.1   747.7   880.7   996.3   985.3
SYNL    100   109.1   127.3   136.4   136.4   122.7   170.5   172.7   172.7
RMDY    100   236.7   234     196.9   211.4   230.9   220.1   221.3   266.4
DAVX    100   229.2   251.1   270.8   315.3   338.7   348.9   356.2   374.5



                                                  [DOUGHERTY & COMPANY LLC LOGO]

THREE-MONTH INDEXED COMPARABLE PUBLIC COMPANY
STOCK PRICE PERFORMANCE

[LINE GRAPH]


SPLK    100     134.1   151.2   204.9   180.5   207.3   219.5   307.3   307.3   261     253.7   278     314.6   314.6   351.2
ESHR    100     119.6   120.3    99.6   112.5   166.5   261.9   194.3   206.4   191.5   214.9   192.2   232     269     225.4
INTV    100     107.6   106.3   104.6   109.3   131.2   153.6   157     160.8   181.4   192.4   180.8   186.5   227     221.5
ASPT    100     138.6   122.4   120.4   122     112     105.4   125.2   120     155.4   179     163     192     217.2   214
SYNL    100     108.8   105.9   114.7   135.3   132.4   135.3   141.2   164.7   176.5   176.5   158.8   220.6   223.5   223.5
RMDY    100     105.5    99.3   114.6   123.1   124.5   132     130.5   109.8   117.9   128.7   122.7   123.4   148.5   149.2
DAVX    100     106.3   107.1   151.2   132.3   148.8   129.1   123.6   135.4   146.1   170.1   182.7   188.2   192.1   202







                                       18
                                                  [DOUGHERTY & COMPANY LLC LOGO]

DESCRIPTION OF COMPARABLE PUBLIC COMPANIES

ASPECT COMMUNICATIONS, INC. provides customer relationship management solutions that enable companies worldwide to ensure consistent interactions with their customers. The Company's customer relationship portal is a mixed-media contact solution that manages customer interactions by telephone, Web, electronic mail and fax.

DAVOX CORPORATION supplies inbound, outbound and call-blended solutions for businesses involved in collections, telemarketing, customer service, fund-raising and other customer contact activities. The Company markets suites of call center management solutions under the names "Unison" and "Concerto" that provide open system, client/server and relational database technology.

eSHARE TECHNOLOGIES, INC. provides customer contact and intelligent call management systems that enable businesses to automate call center activities and enhance their telephony-based computer interaction. The Company's principal product is "PhoneFrame Explorer."

INTERVOICE-BRITE, INC. offers call automation solutions to the enterprise and telecommunications markets. The Company also provides enhanced network service solutions that enable telecommunications service providers to offer flexible services to the end-user.




                                                  [DOUGHERTY & COMPANY LLC LOGO]

REMEDY CORPORATION develops, markets and supports client/server and web-based application software products and solutions. The Company offers adaptable applications for information technology service management, customer relationship management and employee workplace automation.

SYNTELLECT, INC. develops, markets and integrates voice, Internet and call processing systems and services and applications software solutions worldwide. The Company's product line includes voice processing, Internet transaction processing, computer telephony integration and predictive dialing products. Syntellect operates a worldwide distribution network.




                                                  [DOUGHERTY & COMPANY LLC LOGO]
                                       20

    IV.   ANALYSIS OF COMPARABLE MERGER AND ACQUISITION TRANSACTIONS

          The Comparable Merger and Acquisition Transaction Method involves a review of the purchase price and valuation multiples paid in selected merger and acquisition transactions of similar public and, in certain cases, private companies (to the extent that transaction and financial information is disclosed). These transactions represent a change-of-control, therefore a control value is reflected in the multiples generated from this method.

          We recognize that stock market and economic conditions can affect merger values as well as individual company performance and perceived synergies between two companies. Nonetheless, the values placed on similar companies in sale/merger transactions does provide important valuation parameters in the merger market. Due to the significant number of transactions in the computer telephony/call center industry during 1999, in our view, this method is particularly important in estimating a control value for Spanlink.

          We reviewed transactions announced since 1997 involving the sale or merger of similar public companies. We identified thirteen transactions listed on the following page that are relevant to our analysis. Applying the 4.2x mean and the 4.7x median enterprise value to revenue multiple (for the nine transactions under $500 million in enterprise value) to Spanlink's LTM revenue of $11.3 million and then subtracting net debt of $1.0 million produced a range of control values of $9.07 to $10.18 per share. Due to the relatively large number of comparable transactions and the target companies' overall marginal EBIT and EBITDA, we determined that a discount to the mean and median revenue multiples were not required in valuing Spanlink.







                                                  [DOUGHERTY & COMPANY LLC LOGO]

PROJECT BRIDGE

COMPARABLE MERGER & ACQUISITION TRANSACTIONS
(dollars in millions)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Premium Over
                                                                  Enterprise Value / LTM  Unaffected Price
                                    Date       ENTERPRISE      ------------------------- ------------------  Method of
Acquiror / Target                Announced          VALUE       Rev.   EBIT    EBITDA        1 Week 1 Month       Payment

------------------------------------------------------------------------------------------------------------------------------------
SER Systeme AG                   12/20/99           $94.8         1.8   118.5     14.1       35.1%    51.5%      Cash
    EIS International, Inc.

Nortel Networks LTD /            10/18/99           2,100        12.2   111.6     83.7       48.8%    52.9%      Stock
    Clarify, Inc.

PeopleSoft, Inc. /               10/11/99           385.0         2.1   190.8     41.9       67.4%    73.8%      Stock
    Vantive Corp.

Alcatel SA /                      9/29/99           1,194         9.7   121.1     58.1       24.3%    57.0%      Stock
    Genesys Telecomm. Labs, Inc.

Nortel Networks LTD /             8/24/99           603.2         4.6    80.3     44.2      112.3%   137.6%      Stock
    Periphonics Corp.

Security First Technologies, Inc. 5/17/99           308.1         4.2      nm       nm       16.8%   314.8%      Stock
    Edify Corporation

The Baan Company NV /             5/14/99           275.0        10.0   534.0    156.9       56.9%    83.0%      Stock
    Aurum Software, Inc.

InterVoice, Inc. /                4/27/99           164.0         1.2    53.8     21.8       33.2%    62.4%      Combo
    Brite Voice Systems, Inc.

Cisco Systems, Inc. /             4/13/99           1,730        38.6   119.6    111.0       40.3%    65.1%      Stock
    GeoTel Communications Corp.

Lucent Technologies, Inc. /       4/5/99            199.1         1.8    38.4     18.6       88.3%    92.9%      Stock
    Mosaix, Inc.

Davox Corp. /                     3/10/98            82.5        12.1      nm       nm          nm       nm      Stock
   AnswerSoft, Inc.

Seibel Systems, Inc. /            3/02/98           395.2         4.5    39.1     28.6       91.5%    87.5%      Stock
  Scopus Technology, Inc.

International Business Machines, 12/19/97           199.2         4.6   140.6     63.0       61.9%    60.7%      Combo
    Software Artistry, Inc.
--------------------------------------------------------------------------------

                                   High          $2,100.0        38.6   534.0     156.9     112.3%   314.8%
                                   Mean             594.6         8.3   119.1      49.4      52.1%    87.6%
                                   Median           129.4         4.6   111.6      41.9      48.8%    65.1%
                                   Low               82.5         1.2    38.4      18.6      16.8%    51.5%

PROJECT BRIDGE

COMPARABLE MERGER & ACQUISITION TRANSACTIONS
OVER $500 MILLION ENTERPRISE VALUE
 (dollars in millions)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    Premium Over
                                                                 Enterprise Value / LTM           Unaffected Price
                                    Date          ENTERPRISE     ------------------------       -------------------     Method of
Acquiror / Target                Announced           VALUE      Rev.    EBIT    EBITDA           1 Week   1 Month        Payment
------------------------------------------------------------------------------------------------------------------------------------

Nortel Networks LTD /            10/18/99            2,100       12.2    111.6      83.7           48.8%    52.9%       Stock
    Clarify, Inc.

Alcatel SA /                      9/29/99            1,194        9.7    121.1      58.1           24.3%    57.0%       Stock
    Genesys Telecomm. Labs, Inc.

Nortel Networks LTD /             8/24/99            603.2        4.6     80.3      44.2          112.3%   137.6%       Stock
    Periphonics Corp.

Cisco Systems, Inc. /             4/13/99            1,730       38.6    119.6     111.0           40.3%    65.1%       Stock
    GeoTel Communications Corp.

--------------------------------------------------------------------------------

                                          High    $2,100.0       38.6    121.1     111.0          112.3%   137.6%
                                          Mean     1,406.7       16.3    108.2      74.3           56.4%    78.2%
                                          Median  $1,461.9        8.4    115.6      70.9           44.6%    61.1%
                                          Low        603.2        4.6     80.3      44.2           24.3%    52.9%

NOTES
------------------------
na = not available
nm = not meaningful
All company financial data available at time of the initial announcement Purchase Price = consideration paid for common stock
Enterprise Value = Purchase price plus debt less cash
Transactions represent change change of corporate control
Unaffected price is trading price 5 days and one month prior to initial announcement of the proposed transaction
Premium is based on the percent that the transaction price exceeds the stock trading price 5 days and one month prior to announcement of the transaction

PROJECT BRIDGE

COMPARABLE MERGER & ACQUISITION TRANSACTIONS
UNDER  $500 MILLION ENTERPRISE VALUE
 (dollars in millions)


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Premium Over
                                                                    Enterprise Value / LTM      Unaffected Price
                                     Date           ENTERPRISE      ------------------------  -------------------     Method of
Acquiror / Target                 Announced            VALUE     Rev.   EBIT    EBITDA         1 Week   1 Month        Payment
-------------------------------------------------------------------------------------------------------------------------------


SER Systeme AG                    12/20/99             $94.8       1.8   118.5     14.1          35.1%    51.5%       Cash
    EIS International, Inc.

PeopleSoft, Inc. /                10/11/99             385.0       2.1   190.8     41.9          67.4%    73.8%       Stock
    Vantive Corp.

Security First Technologies, Inc.  5/17/99             308.1       4.2    nm       nm            16.8%   314.8%       Stock
    Edify Corporation

The Baan Company NV /              5/14/99             275.0      10.0   534.0    156.9          56.9%    83.0%       Stock
    Aurum Software, Inc.

InterVoice, Inc. /                 4/27/99             164.0       1.2    53.8     21.8          33.2%    62.4%       Combo
    Brite Voice Systems, Inc.

Lucent Technologies, Inc. /        4/5/99              199.1       1.8    38.4     18.6          88.3%    92.9%       Stock
    Mosaix, Inc.

Davox Corp. /                      3/10/98              82.5      12.1    nm       nm            nm       nm          Stock
   AnswerSoft, Inc.

Seibel Systems, Inc. /             3/02/98             395.2       4.5    39.1     28.6          91.5%    87.5%       Stock
  Scopus Technology, Inc.

International Business Machines, I12/19/97             199.2       4.6   140.6     63.0          61.9%    60.7%       Combo
    Software Artistry, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                              High    $395.2      12.1   534.0    156.9          91.5%   314.8%
                                              Mean    $233.7       4.7   159.3     49.3          56.4%   103.3%
                                              Median  $199.2       4.2   118.5     28.6          59.4%    78.4%
                                              Low      $82.5       1.2    38.4     14.1          16.8%    51.5%

NOTES
_______________________________
na = not available
nm = not meaningful
All company financial data available at time of the initial announcement Purchase Price = consideration paid for common stock
Enterprise Value = Purchase price plus debt less cash
Transactions represent change of corporate control
Unaffected price is trading price 5 days and one month prior to initial announcement of the proposed transaction
Premium is based on the percent that the transaction price exceeds the stock trading price 5 days and one month prior to announcement of the transaction

PROJECT BRIDGE

VALUATION SUMMARY

Valuation Analysis Using Comparable Merger & Acquisition Transactions (dollars in millions, except per share)

------------------------------------------------------------------------------------------------------------------------------------
                                                            MEDIAN MULTIPLE OF COMPARABLE MERGER & ACQUISITION TRANSACTIONS
                             -------------------------------------------------------------------------------------------------------
                                                                    IMPLIED              DEBT            IMPLIED
                              SPLK              ENT. VALUE/        ENTERPRISE            LESS             EQUITY               PER
VALUATION PARAMETER           DATA           LTM  REVENUE            VALUE               CASH             VALUE              SHARE
------------------------     -------        ---------------       ------------         --------         ---------         ----------
LTM REVENUE                   $11.3               4.2 x             $47.46             $1.00              $46.5             $9.07





                                                              MEAN MULTIPLE OF COMPARABLE MERGER & ACQUISITION TRANSACTIONS
                             -------------------------------------------------------------------------------------------------------
                                                                     IMPLIED            DEBT             IMPLIED
                              SPLK            ENT. VALUE/          ENTERPRISE           LESS             EQUITY                PER
VALUATION PARAMETER           DATA           LTM  REVENUE            VALUE              CASH             VALUE               SHARE
------------------------     ------        ---------------       ------------         --------         ---------         ----------
LTM REVENUE                   $11.3                4.7 x             $53.11             $1.00              $52.1            $10.18


Note: mean and median multiples of enterprise transaction values under $500 million

DESCRIPTION OF TARGET COMPANIES

ANSWERSOFT, INC. provides software applications that helps integrate and streamline call-center operations in large companies by linking Web-based inquiries into companies' call-processing operations

AURUM SOFTWARE, INC. provides customer relationship management software. The Company offers Aurum Customer Enterprise, a suite of client/server applications that transforms an organization's sales, marketing and customer service functions.

BRITE VOICE SYSTEMS, INC. designs, integrates, assembles, markets and supports voice processing and call processing systems and services. The Company's services and systems integrate voice recognition, voice/facsimile messaging, audiotex and interactive computer applications.

CLARIFY, INC. makes software that automates front office functions such as help desk, and customer sales and service. Large companies use Clarify FrontOffice to manage sales leads, track workflow tasks, and route calls based on a database of every interaction a company has made with a client. eFrontOffice integrates a company's Web site, e-mail, and phone systems to enhance customer support.


                                                  [DOUGHERTY & COMPANY LLC LOGO]

EDIFY CORPORATION provides software and services designed to help enterprises automate, integrate and personalize interactions with customers and employees through multiple channels. The Company's solutions allow access to information via the Internet, corporate intranets and the telephone.

EIS INTERNATIONAL, INC. provides systems, software and services of outbound and integrated inbound/outbound applications for the call center industry. The Company's systems are utilized in telemarketing, customer service, fund-raising, market research and collections.

GENESYS TELECOMM LABS, INC. provides enterprise-wide interaction management solutions for both traditional organizations and e-Businesses. The Company's Genesys Suite product is an integrated suite of applications which enable Internet and telephony-based interactions, enterprise routing, network routing, outbound dialing, and workforce management capabilities.

GEOTEL COMMUNICATIONS CORPORATION is a provider of Computer Telephony Integration (CTI) software solutions focused on enhanced voice and data routing technology that enables customer-oriented companies to deliver responsive and cost-effective customer service.

                                                  [DOUGHERTY & COMPANY LLC LOGO]

MOSAIX, INC. is a global provider of software and services that integrate the front and back office to automate and optimize an organization's interactions with its customers. The company's products include predictive dialing and blending, agent effectiveness solutions, and the innovative ViewStar customer relationship management, workflow and business process automation applications.

PERIPHONICS CORP makes high-end hardware and software products that integrate telephones and computers. People use its open-architecture, UNIX-based systems when they dial up companies and agencies to get computerized account balances, tax refunds, and lab test results.

SCOPUS TECHNOLOGY, INC. provides client/server software solutions for the customer information management market. The Company also offers consulting, training and post-sale maintenance and support services. Software Artistry, Inc. sells two suites of enterprise applications (1) a complete help-desk suite that combines decision support, problem management, asset and change management, and network and system management (2) manages customer interaction by combining components o f sales and marketing management to help manage all aspects of a customer-relationship cycle.

VANTIVE CORPORATION provides front-office software. The Company's Vantive Enterprise is an integrated office suite of Web-enabled software that increases sales, marketing, call center, help desk and field service effectiveness.

                                                  [DOUGHERTY & COMPANY LLC LOGO]

V.   DISCOUNTED CASH FLOW ANALYSIS

     The Discounted Cash Flow Method is based on projected earnings and capital requirements and the subsequent cash flows generated by the assets of a company. The premise underlying this method of analysis is that the value of a business enterprise is equal to the present worth of the future economic benefits of ownership.

     Spanlink's stand-alone forecasted cash flows for the five-year period 2000-2004 and the terminal value in 2004 are discounted back to present value at the weighted average cost of capital and then added together. The weighted average cost of capital is the weighted average of the return on debt capital and the return on equity capital given the company's long-term or target capital structure. Spanlink is currently financed almost entirely with equity capital (as are the comparable public companies). The projections assume that retained earnings will finance growth, so the weighted average cost of capital is equal to the cost of equity. Given our assessment of Spanlink's investment risk, returns on micro-capitalization common stocks and the level of interest rates, we estimated the cost of equity capital to be between 22% and 26%.

                                                  [DOUGHERTY & COMPANY LLC LOGO]

Because Spanlink will have the ability to generate cash flow well beyond the five-year forecast period, we capitalized the value of the Company at the end of 2004. This terminal value is calculated by applying EBITDA multiples of between 9 and 13 to Spanlink's 2004 projected EBITDA. The EBITDA multiples were based on consideration of EBITDA trading multiples of the comparable public companies and our estimate of the industry and Spanlink's earnings growth outlook as of the end of 2004.

Based on our discounted cash flow analysis, we derived minority interest values of $4.96 to $8.30 per share.

                                                  [DOUGHERTY & COMPANY LLC LOGO]

PROJECT BRIDGE                                   SUMMARY OF SENSITIVITY ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS
 ($000's, except per share)

------------------------------------------------------------------------------------------------------------------------------------
                                                               TERMINAL VALUE EBITDA MULTIPLES
DISCOUNT RATE @ 22%                              -------------------------------------------------------------
                                                             9.0            11.0            13.0
                                                 -------------------------------------------------------------
Present Value of 2000-2004 Cash Flows                     $2,789          $2,789          $2,789
Present Value of Terminal Value                           28,105          34,351          40,596
                                                 -------------------------------------------------------------
Enterprise Value                                          30,894          37,140          43,385
Less Interest Bearing Debt                                (1,000)         (1,000)         (1,000)
Plus Cash and Equivalents                                    100             100             100
                                                 -------------------------------------------------------------
Common Equity Value                                      $29,994         $36,240         $42,485
Shares Outstanding                                         5,120           5,120           5,120
Per Share                                                  $5.86           $7.08           $8.30

                                                               TERMINAL VALUE EBITDA MULTIPLES
DISCOUNT RATE @ 24%                              -------------------------------------------------------------
                                                             9.0            11.0            13.0
                                                 -------------------------------------------------------------
Present Value of 2000-2004 Cash Flows                     $2,583          $2,583          $2,583
Present Value of Terminal Value                           25,910          31,668          37,425
                                                 -------------------------------------------------------------
Enterprise Value                                          28,493          34,250          40,008
Less Interest Bearing Debt                                (1,000)         (1,000)         (1,000)
Plus Cash and Equivalents                                    100             100             100
                                                 -------------------------------------------------------------
Common Equity Value                                      $27,593         $33,350         $39,108
Shares Outstanding                                         5,120           5,120           5,120
Per Share                                                  $5.39           $6.51           $7.64

                                                               TERMINAL VALUE EBITDA MULTIPLES
DISCOUNT RATE @ 26%                              -------------------------------------------------------------
                                                             9.0            11.0            13.0
                                                 -------------------------------------------------------------
Present Value of 2000-2004 Cash Flows                     $2,394          $2,394          $2,394
Present Value of Terminal Value                           23,920          29,235          34,551
                                                 -------------------------------------------------------------
Enterprise Value                                          26,314          31,629          36,945
Less Interest Bearing Debt                                (1,000)         (1,000)         (1,000)
Plus Cash and Equivalents                                    100             100             100
                                                 -------------------------------------------------------------
Common Equity Value                                      $25,414         $30,729         $36,045
Shares Outstanding                                         5,120           5,120           5,120
Per Share                                                  $4.96           $6.00           $7.04

PROJECT BRIDGE                               PROJECTED NET DEBT-FREE CASH FLOW
                                             For the Years Ending December 31
DISCOUNTED CASH FLOW ANALYSIS                ($000's)


--------------------------------------------------------------------------------------------------
                                      2000E        2001E        2002E        2003E         2004E
--------------------------------------------------------------------------------------------------
Sales                                $12,897      $21,000      $30,000      $38,000       $46,000
Cost of Sales                          5,159        9,450       12,600       14,820        16,560
                                     -------------------------------------------------------------
Gross Margin                           7,738       11,550       17,400       23,180        29,440
Operating Expenses                     7,738       10,500       14,400       17,100        20,700
                                     -------------------------------------------------------------
Operating Income                           0        1,050        3,000        6,080         8,740
Income Taxes                               0            0            0        2,432         3,496
                                     -------------------------------------------------------------
Debt-Free Net Income                       0        1,050        3,000        3,648         5,244
Depreciation and Amortization            528          300          300          300           300
                                     -------------------------------------------------------------
Debt-Free Cash Flow                     $528       $1,350       $3,300       $3,948        $5,544
                                     -------------------------------------------------------------
Change in Working Capital               (495)      (1,351)      (1,500)      (1,333)       (1,333)
Capital Expenditures                    (432)        (300)        (300)        (300)         (300)
--------------------------------------------------------------------------------------------------
NET DEBT-FREE CASH FLOW                ($399)       ($301)      $1,500       $2,315        $3,911
--------------------------------------------------------------------------------------------------

PROJECT BRIDGE                                  ASSUMPTIONS

DISCOUNTED CASH FLOW ANALYSIS                   For the Years Ending December 31


------------------------------------------------------------------------------------------------------------------------------------
                                                                            2000E       2001E       2002E        2003E       2004E
------------------------------------------------------------------------------------------------------------------------------------
Sales Growth                                                                33.9%       62.8%        42.9%       26.7%       21.1%
Operating Margin                                                             0.0%        5.0%        10.0%       16.0%       19.0%
Tax Rate                                                                       0%          0%           0%         40%         40%
Unlevered Net Income Margin                                                  0.0%        5.0%         0.0%        9.6%       11.4%
Unlevered Net Income Growth                                                   nm          nm        185.7%       21.6%       43.8%
Depreciation & Amort. as a % of Sales                                        4.1%        1.4%         1.0%        0.8%        0.7%
Capital Expenditures as a % of Sales                                         3.3%        1.4%         1.0%        0.8%        0.7%
Change in WC as a % of Change in Sales                                      15.2%       16.7%        16.7%       16.7%       16.7%


Note; due to $5.8 million NOL tax carryforward, no income taxes are payable in 2001 and 2002

PROJECT BRIDGE

(SHARE PRICE MULTIPLES AND ACQUISITION PREMIUMS)


------------------------------------------------------------------------------------------------------------------------------------
PRICE PER SHARE                                                                           $9.00          $10.00         $11.00
------------------------------------------------------------------------------------------------------------------------------------
(000'S) Except Per Share Data

EQUITY PURCHASE PRICE       Shares Out.            5,120                               $ 46,080        $ 51,200       $ 56,320

PLUS DEBT ASSUMED                                                                       $ 1,100         $ 1,100        $ 1,100
LESS CASH AND EQUIVALENTS                                                                 $ 100           $ 100          $ 100
------------------------------------------------------------------------------------------------------------------------------------
IMPLIED ENTERPRISE VALUE                                                               $ 47,080        $ 52,200       $ 57,320
------------------------------------------------------------------------------------------------------------------------------------

ENTERPRISE VALUE: REVENUE
Latest Twelve Months (ended 9/30/99)             $11,300                                    4.2             4.6            5.1
1999                                               9,633                                    4.9             5.4            6.0
Projected 2000                                    13,300                                    3.6             3.9            4.3

ENTERPIRSE VALUE: EBITDA
Latest Twelve Months (ended 9/30/99)                $320                                  147.8           163.8          179.8
1999                                                (800)                                    nm              nm             nm
Projected 2000                                       500                                   94.6           104.8          115.0

ENTERPRISE VALUE: EBIT
Latest Twelve Months (ended 9/30/99)               ($230)                                    nm              nm             nm
1999                                              (1,293)                                    nm              nm             nm
Projected 2000                                      (793)                                    nm              nm             nm

EQUITY PURCHASE PRICE: EPS / NET INCOME
Latest Twelve Months (ended 9/30/99)               $0.03        $160                      288.0           320.0          352.0
1999                                               (0.18)     (1,000)                        nm              nm             nm
Projected 2000                                     (0.02)       (350)                        nm              nm             nm
                                                                                             nm              nm             nm


EQUITY PURCHASE PRICE / STOCK PRICE
Current Stock Price (2/18/2000)                    $9.63                                  -6.5%            3.8%          14.2%
Price One Week Prior                               $8.06                                  11.7%           24.1%          36.5%
Price 30 Days Prior                                $6.19                                  45.4%           61.6%          77.7%
------------------------------------------------------------------------------------------------------------------------------------

VII. Conclusion

 -------------------------------------------------------------------------------------------------------

                                                                                         PREMIUM TO
     METHODOLOGY                                            VALUATION RANGES            OFFER PRICE

 -------------------------------------------------------------------------------------------------------
   COMPARABLE PUBLIC COMPANY*                              $5.98 to $8.19            75.6% to 28.2%
   COMPARABLE M&A TRANSACTIONS                            $9.07 to $10.18             15.8% to 3.1%
   DISCOUNTED CASH FLOW*                                   $4.96 to $8.30           111.7% to 26.5%

 -------------------------------------------------------------------------------------------------------





* Values represent minority interest values as opposed to control/sale values. Therefore, the offer price premium is expected to be significantly higher when compared to the premium derived from the comparable merger and acquisition transaction method which already represents a control value.

                                                  [DOUGHERTY & COMPANY LLC LOGO]